UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2024
PAR Technology Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	PAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                             Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.
On July 18, 2024 (New York Time)/July 19, 2024 (Sydney Time) (the “Closing Date”), PAR Technology Corporation (“PAR Technology”) completed its acquisition of TASK Group Holdings Limited (“TASK”) pursuant to a court-approved scheme of arrangement (the “TASK Scheme” and such acquisition, the “TASK Transaction”). On July 9, 2024 (Sydney Time), the Supreme Court of New South Wales, Australia, accepted that the TASK Scheme was fair and reasonable and approved the scheme of arrangement. The 2,163,393 shares of PAR Technology common stock issued as TASK Share Consideration (defined in Item 8.01 below) were issued in reliance on an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof. The information set forth below in Item 8.01 of this Current Report on Form 8-K (“this Form 8-K”) is incorporated herein by reference. Unless otherwise noted, all dates referenced in this Form 8-K are New York Time.

Item 8.01	Other Events.
As previously disclosed in PAR Technology’s Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on March 11, 2024, under the Scheme Implementation Agreement (“SIA”) between PAR Technology and TASK, at the time of implementation of the TASK Scheme, each TASK share issued and outstanding on the Record Date (July 12, 2024 (Sydney Time)) will be transferred to PAR Technology for (a) a cash amount of AUD$0.81 per TASK share (the “TASK Cash Consideration”), or (b) shares of PAR Technology common stock determined by reference to an exchange ratio of 0.015 shares of PAR Technology common stock for each TASK share (the “TASK Share Consideration”), in each case, determined by election of the relevant TASK shareholder on the Election Date (June 21, 2024 (Sydney Time)); provided that a TASK shareholder can only receive TASK Share Consideration for a maximum of up to 50% of his, her or its TASK shares (with the balance in TASK Cash Consideration).

On the Closing Date, PAR Technology paid holders of TASK shares as of the Record Date approximately US$131.5 million in cash, the TASK Cash Consideration, and issued 2,163,393 shares of PAR Technology common stock, the TASK Share Consideration, in consideration for all issued and outstanding TASK shares. The TASK Cash Consideration was financed by cash on hand and proceeds of a term loan in the amount of US$90 million pursuant to a credit facility and credit agreement, as amended. The foregoing description of the credit facility and credit agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the credit agreement and the first amendment to the credit agreement, copies of which were filed by PAR Technology as Exhibit 10.1 and Exhibit 10.2 to its Current Report on Form 8-K filed with the SEC on July 11, 2024.

The foregoing description of the TASK Scheme does not purport to be complete and is qualified in its entirety by reference to the complete text of the SIA, a copy of which was filed by PAR Technology as Exhibit 2.2 to its Current Report on Form 8-K filed with the SEC on March 11, 2024.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date:	July 19, 2024	/s/ Bryan A. Menar
Bryan A. Menar
Chief Financial Officer
(Principal Financial Officer)